SHILOH INDUSTRIES REPORTS SECOND-QUARTER FISCAL 2018 RESULTS AND
RECORD QUARTERLY REVENUE

VALLEY CITY, Ohio, June 6, 2018 (GLOBE NEWSWIRE) - Shiloh Industries, Inc. (NASDAQ: SHLO), a leading global supplier of lightweighting, noise, and vibration solutions to the automotive, commercial vehicle and other industrial markets, today reported financial results for its fiscal 2018 second-quarter and six months ended April 30, 2018.

Second-Quarter 2018 Highlights:

•	Revenues increased 8.9% to $297.3 million as compared to second-quarter 2017.

•	Gross profit was $31.5 million and a margin of 10.6%.

•	Net income was $4.0 million or 17 cents per diluted share.

•	Adjusted EBITDA was $20.3 million and margin of 6.8%.

First-Half 2018 Highlights (compared to First-Half 2017):

•	Revenues increased 4.6% to $545.0 million.

•	Gross profit increased 3.1% to $59.4 million.

•	Net income increased 302% to $8.9 million.

•	Net income per diluted share increased 217% to 38 cents per diluted share.

•	Adjusted EBITDA was $36.8 million.

"Shiloh remained on track with our plan in the second quarter given the significant plant and product launch activity as we converted more of our wins from recent years into commercial production," said Ramzi Hermiz, president and chief executive officer, of Shiloh Industries, Inc.
Strategic Highlights
On March 1, Shiloh completed the strategic acquisition of Brabant Alucast Italy and Brabant Alucast Netherlands. This acquisition expands Shiloh’s technology portfolio with the addition of aluminum casting capabilities in Europe. The deal also brought additional magnesium capacity supporting growing customer demand for this level of lightweight performance. Shiloh is one of the leading automotive structural magnesium component manufacturers globally.

“As we look forward, we see meaningful opportunity to improve profitability of the newly acquired business. That improvement, coupled with our efforts to drive performance in the base business, has us well positioned to achieve our margin targets,” according to Hermiz.

Additionally, Shiloh celebrated the opening of: (1) its new aluminum products facility in China, which is well positioned to support the growing local electric vehicle market in Asia, (2) its new structural magnesium die casting operation in Clarksville, Tennessee, and (3) its new engineering lab in Plymouth, Michigan.

Restructuring Actions
During the second quarter, Shiloh incurred restructuring expense of nearly $1.5 million related to a strategic action initiated in the fourth-quarter of fiscal 2017. This action is designed to improve future profitability and competitiveness as the company continues to proactively address the shift in consumer preferences to trucks and SUVs away from passenger cars and the desire to increase flexibility to manage cyclical changes.

2018 Outlook
Shiloh is reaffirming its adjusted EBITDA guidance range for 2018 of $73 million to $76 million which includes minimal contribution from the Brabant acquisition, considering acquisition and integration costs and headwinds from increasing raw material and launch costs. This guidance reflects an adjusted EBITDA margin range of 7.0% to 7.2% as a result of the acquisition’s current lower margin contribution. Additionally, the company continues to expect annual capital expenditures to remain approximately 4% to 5% of revenue.

Shiloh to Host Conference Call Today at 8:00 A.M. ET
Shiloh will host a conference call on Wednesday, June 6, 2018 at 8:00 A.M. Eastern Time to discuss Shiloh's second-quarter 2018 financial results. The conference call can be accessed by dialing 1-877-407-0784, or for international callers, 1-201-689-8560. Please dial-in approximately five minutes in advance and request the Shiloh second-quarter 2018 financial results conference call. A replay will be available after the call and can be accessed by dialing 1-844-512-2921, or for international callers, 1-412-317-6671. The passcode for the replay is 13680451. The replay will be available until June 27, 2018. Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the Investor Relations section of Shiloh's website at www.shiloh.com.

Investor Contact:
For inquiries, please contact Thomas Dugan, Vice President Finance and Treasurer at: 1-330-558-2600 or at investor@shiloh.com.

About Shiloh Industries, Inc.

Shiloh Industries, Inc. (NASDAQ: SHLO) is a global innovative solutions provider focusing on lightweighting technologies that provide environmental and safety benefits to the mobility market. Shiloh designs and manufactures products within body structure, chassis and powertrain systems, leveraging one of the broadest portfolios in the industry. Shiloh’s multi-component, multi-material solutions are comprised of a variety of alloys in aluminum, magnesium and steel grades, along with its proprietary line of noise and vibration reducing ShilohCore™ acoustic laminate products.  The strategic BlankLight®, CastLight® and StampLight® brands combine to maximize lightweighting solutions without compromising safety or performance. Shiloh has over 4,200 dedicated employees with operations, sales and technical centers throughout Asia, Europe and North America.

Forward-Looking Statements

Certain statements made by Shiloh in this press release regarding our operating performance, events or developments that we believe or expect to occur in the future, including those that discuss strategies, goals, outlook or other non-historical matters, or which relate to future sales, earnings expectations, cost savings, awarded sales, volume growth, earnings or general belief in our expectations of future operating results are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are made on the basis of management's assumptions and expectations. As a result, there can be no guarantee or assurance that these assumptions and expectations will in fact occur. The forward-looking statements are subject to risks and uncertainties that may cause actual results to materially differ from those contained in the statements due to a variety of factors, including (1) our ability to accomplish our strategic objectives; (2) our ability to obtain future sales; (3) changes in worldwide economic and political conditions, including adverse effects from terrorism or related hostilities; (4) costs related to legal and administrative matters; (5) our ability to realize cost savings expected to offset price concessions; (6) our ability to successfully integrate acquired businesses, including businesses located outside of the United States; (7) risks associated with doing business internationally, including economic, political and social instability, foreign currency exposure and the lack of acceptance of our products; (8) inefficiencies related to production and product launches that are greater than anticipated; (9) changes in technology and technological risks; (10) work stoppages and strikes at our facilities and that of our customers or suppliers; (11) our dependence on the automotive and heavy truck industries, which are highly cyclical; (12) the dependence of the automotive industry on consumer spending, which is subject to the impact of domestic and international economic conditions affecting car and light truck production; (13) regulations and policies regarding international trade; (14) financial and business downturns of our customers or vendors, including any production cutbacks or bankruptcies; (15) increases in the price of, or limitations on the availability of aluminum, magnesium or steel, our primary raw materials, or decreases in the price of scrap steel; (16) the successful launch and consumer acceptance of new vehicles for which we supply parts; (17) the impact on financial statements of any known or unknown accounting errors or irregularities; and the magnitude of any adjustments in restated financial statements of our operating results; (18) the occurrence of any event or condition that may be deemed a material adverse effect under our outstanding indebtedness or a decrease in customer demand which could cause a covenant default under our outstanding indebtedness; (19) pension plan funding requirements; and (20) other factors besides those listed here could also materially affect our business. See "Part II, Item 1A. Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended October 31, 2017 and "Part II, Item 1A. Risk Factors" in our Quarterly Report on Form 10-Q for the quarter ended April 30, 2018 for a more complete discussion of these risks and uncertainties.

Any or all of these risks and uncertainties could cause actual results to differ materially from those reflected in the forward-looking statements. These forward-looking statements reflect management's analysis only as of the date of this Press Release. We undertake no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of filing this Press Release. In addition to the disclosures contained herein, readers should carefully review risks and uncertainties contained in other documents we file from time to time with the SEC.
Non-GAAP Financial Measures

This press release includes the following non-GAAP financial measures: “EBITDA,” “adjusted EBITDA ," "adjusted EBITDA margin" and "adjusted earnings per share." We define EBITDA as net income before interest, taxes, depreciation and amortization. We define adjusted EBITDA as net income before interest, taxes, depreciation, amortization, and other adjustments as described in the reconciliations accompanying this press release. We define adjusted EBITDA margin as adjusted EBITDA divided by net revenues as shown in the reconciliations accompanying this press release. Adjusted earnings per share excludes certain income and expense items as shown in the reconciliation accompanying this press release. We use EBITDA, adjusted EBITDA, adjusted EBITDA margin and adjusted earnings per share as supplements to information provided in accordance with generally accepted accounting principles ("GAAP") in evaluating our business and they are included in this press release because they are principal factors upon which our management assesses performance. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP are set forth below. The non-GAAP measures presented in this release are not measures of performance under GAAP. These measures should not be considered as alternatives for the most directly comparable financial measures calculated in accordance with GAAP. Other companies in our industry may define these non-GAAP measures differently than we do and, as a result, these non-GAAP measures may not be comparable to similarly titled measures used by other companies; and certain of our non-GAAP financial measures exclude financial information that some may consider important in evaluating our performance. Given the inherent uncertainty regarding special items and other expenses in any future period, a reconciliation of forward-looking financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP is not feasible. The magnitude of these items, however, may be significant.

Adjusted Earnings Per Share Reconciliation	Three Months Ended April 30,		Six Months Ended April 30,
	2018	2017	2018	2017
Net income per common share (GAAP)
Diluted	$0.17	$0.24	$0.38	$0.12
Tax Cuts and Jobs Act, impact	—	—	(0.14)	—
Restructuring	0.05	—	0.10	—
Amortization of intangibles	0.02	0.02	0.04	0.04
Asset impairment	—	0.03	—	0.03
Legal and professional fees	—	0.07	0.01	0.14
Adjusted diluted earnings per share (non-GAAP)	$0.24	$0.36	$0.39	$0.33

Adjusted EBITDA Reconciliation	Three Months Ended April 30,		Six Months Ended April 30,
	2018	2017	2018	2017
Net income (GAAP)	$4,025	$4,229	$8,883	$2,211
Depreciation and amortization	11,298	10,382	21,414	20,100
Interest expense, net	2,642	4,200	4,977	9,010
Provision (benefit) for income taxes	218	2,323	(2,840)	2,247
EBITDA (non-GAAP)	18,183	21,134	32,434	33,568
Restructuring	1,483	—	2,997	—
Legal and professional fees	83	1,992	367	3,535
Stock compensation expense	526	420	1,042	817
Asset impairment	—	944	—	985
Adjusted EBITDA (non-GAAP)	$20,275	$24,490	$36,840	$38,905
Adjusted EBITDA margin (non-GAAP)	6.8%	9.0%	6.8%	7.5%

SHILOH INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands)

	April 30, 2018	October 31, 2017

	(Unaudited)
ASSETS:
Cash and cash equivalents	$17,613	$8,736
Investments in marketable securities	64	194
Accounts receivable, net	203,962	188,664
Related-party accounts receivable	2,187	759
Prepaid income taxes	1,235	338
Inventories, net	69,712	61,812
Prepaid expenses and other assets	40,284	34,018
Total current assets	335,057	294,521
Property, plant and equipment, net	327,734	266,891
Goodwill	28,290	27,859
Intangible assets, net	16,157	15,025
Deferred income taxes	5,540	6,338
Other assets	7,149	7,949
Total assets	$719,927	$618,583
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current debt	$1,162	$2,027
Accounts payable	182,736	166,059
Other accrued expenses	51,442	46,171
Accrued income taxes	721	1,628
Total current liabilities	236,061	215,885
Long-term debt	255,560	181,065
Long-term benefit liabilities	21,156	21,106
Deferred income taxes	5,829	9,166
Other liabilities	1,583	3,040
Total liabilities	520,189	430,262
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 per share; 5,000,000 shares authorized; no shares issued and outstanding at April 30, 2018 and October 31, 2017, respectively	—	—
Common stock, par value $.01 per share; 50,000,000 shares authorized; 23,408,314 and 23,121,957 shares issued and outstanding at April 30, 2018 and October 31, 2017, respectively	234	231
Paid-in capital	113,424	112,351
Retained earnings	126,859	117,976
Accumulated other comprehensive loss, net	(40,779)	(42,237)
Total stockholders’ equity	199,738	188,321
Total liabilities and stockholders’ equity	$719,927	$618,583

SHILOH INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)

	Three Months Ended April 30,		Six Months Ended April 30,
	2018	2017	2018	2017
Net revenues	$297,340	$273,031	$545,006	$520,969
Cost of sales	265,837	239,527	485,613	463,361
Gross profit	31,503	33,504	59,393	57,608
Selling, general & administrative expenses	22,146	21,677	43,386	41,847
Amortization of intangible assets	595	564	1,160	1,129
Asset impairment, net	—	—	—	41
Restructuring	1,483	—	2,997	—
Operating income	7,279	11,263	11,850	14,591
Interest expense	2,645	4,200	4,985	9,012
Interest income	(3)	—	(8)	(2)
Other expense, net	394	511	830	1,123
Income before income taxes	4,243	6,552	6,043	4,458
Provision (benefit) for income taxes	218	2,323	(2,840)	2,247
Net income	$4,025	$4,229	$8,883	$2,211
Income per share:
Basic earnings per share	$0.17	$0.24	$0.38	$0.12
Basic weighted average number of common shares	23,222	17,858	23,164	17,788
Diluted earnings per share	$0.17	$0.24	$0.38	$0.12
Diluted weighted average number of common shares	23,357	17,888	23,311	17,809

SHILOH INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollar amounts in thousands)

	Six Months Ended April 30,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$8,883	$2,211
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	21,414	20,100
Asset impairment, net	—	41
Amortization of deferred financing costs	621	1,663
Deferred income taxes	(2,949)	(834)
Stock-based compensation expense	1,042	817
Loss on sale of assets	60	765
Changes in operating assets and liabilities:
Accounts receivable	2,294	1,769
Inventories	1,287	860
Prepaids and other assets	(4,445)	6,248
Payables and other liabilities	(6,705)	(125)
Accrued income taxes	(1,442)	392
Net cash provided by operating activities	20,060	33,907
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(23,772)	(17,983)
Acquisitions, net of cash required	(62,481)	—
Proceeds from sale of assets	70	642
Net cash used in investing activities	(86,183)	(17,341)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of capital leases	(448)	(360)
Proceeds from long-term borrowings	174,900	87,100
Repayments of long-term borrowings	(100,161)	(100,855)
Payment of deferred financing costs	(103)	(221)
Proceeds from exercise of stock options	33	78
Net cash provided by (used in) financing activities	74,221	(14,258)
Effect of foreign currency exchange rate fluctuations on cash	779	122
Net increase in cash and cash equivalents	8,877	2,430
Cash and cash equivalents at beginning of period	8,736	8,696
Cash and cash equivalents at end of period	$17,613	$11,126

Supplemental Cash Flow Information:
Cash paid for interest	$4,913	$7,321
Cash paid for income taxes	2,344	1,199

Non-cash Activities:
Capital equipment included in accounts payable	$3,536	$2,697